QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TITAN MACHINERY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TITAN MACHINERY INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders of Titan Machinery Inc. will be held at 8:00 a.m., Central time, on June 3, 2010, at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402, for the following purposes:

  1.
  To elect two Class III directors.

  2.
  To ratify the appointment of Eide Bailly LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2011.

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 16, 2010 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement thereof.

        Your vote is important. You are cordially invited to attend the meeting. Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope. The prompt return of proxies will save the Company the expense of further requests for proxies.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 3, 2010: The proxy statement, proxy card, and Annual Report on Form 10-K are available on the Investor Relations section of the Titan Machinery Inc. website at http://www.titanmachinery.com.

BY ORDER OF THE BOARD OF DIRECTORS

David J. Meyer Chairman of the Board and Chief Executive Officer

West Fargo, North Dakota April 27, 2010

TITAN MACHINERY INC.

Annual Meeting of Stockholders
June 3, 2010

PROXY STATEMENT

 INTRODUCTION

        Your proxy is solicited by the Board of Directors of Titan Machinery Inc. (the "Company") for the Annual Meeting of Stockholders to be held on June 3, 2010, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment or postponement thereof.

        The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

        You may vote your shares by mail by following the instructions on the enclosed proxy or you may vote your shares in person by attending the Annual Meeting. If you need directions to the Annual Meeting, please call (612) 492-7000. If your shares are held in "street name," you must instruct the record holder of your shares in order to vote.

        Any stockholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company or by attending and voting at the meeting. Proxies not revoked will be voted in accordance with the choice specified by stockholders by means of the ballot provided on the proxy for that purpose. Proxies that are signed but lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder will be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal other than election of directors will have the same effect as votes against such proposal. Abstentions will not be counted for purposes of determining the number of votes cast in the election of directors.

        Pursuant to recent amendments to the New York Stock Exchange ("NYSE") rules, beginning this year brokers will not have discretion to vote shares on the election of directors. This NYSE rule governs all brokers. Consequently, this amendment affects all public companies that have shares held in "street name", not just NYSE-listed companies. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will be counted as present for the purposes of determining whether there is a quorum at the Annual Meeting, but will not be counted as votes "For" or "Withheld" for the election of the director nominees at the Annual Meeting.

        The mailing address of the principal executive offices of the Company is Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078. The Company expects that this proxy statement, the related proxy and Notice of Meeting will first be mailed to stockholders on or about April 28, 2010.

OUTSTANDING SHARES AND VOTING RIGHTS

        The Board of Directors of the Company has fixed April 16, 2010 as the record date for determining stockholders entitled to vote at the Annual Meeting. Persons who were not stockholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 16, 2010, 17,784,550 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. No holders of any capital stock of the Company are entitled to cumulative voting rights.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT STOCKHOLDINGS

        The following table sets forth as of April 16, 2010 certain information regarding beneficial ownership of our Common Stock by:

  •
  Each person known to us to beneficially own 5% or more of our Common Stock;

  •
  Each executive officer named in the Summary Compensation Table on page 19, who in this proxy statement are collectively referred to as the "named executive officers;"

  •
  Each of our directors (including nominees); and

  •
  All of our executive officers (as that term is defined under the rules and regulations of the Securities and Exchange Commission) and directors as a group.

        We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and dispositive power with respect to the shares of Common Stock set forth opposite the stockholder's name. We have based our calculation of the percentage of beneficial ownership on 17,784,550 shares of Common Stock outstanding on April 16, 2010. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078.

Name of Beneficial Owner	Number	Percent of Class
5% Beneficial Owners:
Massachusetts Financial Services Company(1) 500 Boylston Street Boston, MA 02116	1,051,190	5.9%
Named Executive Officers and Directors:
David Meyer(2)	3,107,780	17.4%
Peter Christianson(3)	851,385	4.8%
Ted Christianson(4)	47,675	*
Dr. Gordon Paul Anderson(5)	102,059	*
John Bode(6)	13,713	*
Tony Christianson(7)	746,458	4.2%
James Irwin(8)	28,925	*
James Williams(9)	55,047	*
Theodore Wright(10)	1,292	*
All executive officers and directors as a group (9 persons)(11)	4,954,334	27.6%

*
Less than one percent.

(1)
This information is based on the Schedule 13G filed with the Securities Exchange Commission by Massachusetts Financial Services Company on February 3, 2010. Massachusetts Financial Services Company possesses sole voting power over 1,051,190 of such shares and sole dispositive power over all of such shares.

  (2)
  Includes 50,000 shares that may be purchased upon exercise of stock options by Mr. Meyer that were exercisable as of April 16, 2010, or within 60 days of such date. Also includes 100 restricted shares held by Mr. Meyer that are subject to risk of forfeiture.

  (3)
  Includes 50,000 shares that may be purchased upon exercise of stock options by Mr. Christianson that were exercisable as of April 16, 2010, or within 60 days of such date. Includes 801,285 shares beneficially owned by C.I. Farm Power, Inc. Mr. Christianson may be deemed to be the beneficial owner of such shares by virtue of his status as a controlling owner of C.I. Farm Power. Also includes 100 restricted shares held by Mr. Christianson that are subject to risk of forfeiture.

  (4)
  Includes 32,502 shares that may be purchased upon exercise of stock options by Mr. Christianson that were exercisable as of April 16, 2010, or within 60 days of such date. Also includes 2,100 restricted shares held by Mr. Christianson that are subject to risk of forfeiture.

  (5)
  Includes 8,334 shares that may be purchased upon exercise of stock options and warrants by Dr. Anderson that were exercisable as of April 16, 2010, or within 60 days of such date. Also includes 2,165 restricted shares held by Dr. Anderson that are subject to risk of forfeiture.

  (6)
  Includes 7,334 shares that may be purchased upon exercise of stock options by Mr. Bode that were exercisable as of April 16, 2010, or within 60 days of such date. Also includes 2,165 restricted shares held by Mr. Bode that are subject to risk of forfeiture.

  (7)
  Includes 538,174 shares beneficially owned by Adam Smith Fund, LLC, 169,698 shares beneficially owned by Adam Smith Growth Partners, LP, 10,859 shares beneficially owned by Adam Smith Companies, LLC, warrants to purchase 6,672 shares of common stock beneficially owned by Adam Smith Companies, LLC, warrants to purchase 15,009 shares of common stock beneficially owned by Cherry Tree Companies, LLC, and 2,667 shares that may be purchased upon exercise of stock options. All of these warrants and options were exercisable as of April 16, 2010, or within 60 days of this date. Mr. Christianson may be deemed to share beneficial ownership of shares beneficially owned by Adam Smith Growth Partners, LP, Adam Smith Fund, LLC, Adam Smith Companies, LLC, and Cherry Tree Companies, LLC, by virtue of his status as a controlling owner of such entities. Mr. Christianson expressly disclaims beneficial ownership of any shares held by Adam Smith Growth Partners, LP, Adam Smith Fund, LLC, Adam Smith Companies, LLC, and Cherry Tree Companies, LLC, except to the extent of his pecuniary interest in such entities. Also includes 2,165 restricted shares held by Mr. Christianson that are subject to risk of forfeiture.

  (8)
  Includes 6,584 shares that may be purchased upon exercise of stock options by Mr. Irwin and 5,314 shares that may be purchased upon exercise of warrants by the Irwin Revocable Trust that were exercisable as of April 16, 2010, or within 60 days of this date. Also includes 2,165 restricted shares held by Mr. Irwin that are subject to risk of forfeiture.

  (9)
  Includes 8,334 shares that may be purchased upon exercise of stock options by Mr. Williams that were exercisable as of April 16, 2010, or within 60 days of this date. Also includes 2,165 restricted shares held by Mr. Williams that are subject to risk of forfeiture.

  (10)
  Includes 1,292 restricted shares held by Mr. Wright that are subject to risk of forfeiture.

  (11)
  Includes 192,750 shares that may be purchased upon exercise of options or warrants that were exercisable as of April 16, 2010, or within 60 days of such date.

 ELECTION OF DIRECTORS
(Proposal #1)

General Information

        The Bylaws of the Company provide that the Board of Directors will consist of three or more directors. The Board of Directors consists of three classes of Directors: Class I directors who hold office until the 2011 Annual Meeting, Class II directors who hold office until the 2012 Annual Meeting and Class III directors who hold office until the 2010 Annual Meeting or, in all cases, until their successors are elected and qualified. The Governance/Nominating Committee recommended to the Board the following persons to be elected as Class III directors of the Company to hold office until the 2013 Annual Meeting, or until their successors are elected and qualified: David Meyer and John Bode. The nominees have consented to being named as nominees. Each of the nominees is currently a director. A nominee will be elected if he receives a plurality of votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        In the absence of other instructions, each proxy (other than broker non-votes) will be voted for each of the nominees listed above. If elected, each nominee will serve until the 2013 Annual Meeting of stockholders or until his successor is elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other occurrence, the proxies (other than broker non-votes) will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee.

        The following table sets forth the names and positions of our directors:

Name	Age	Position
David Meyer	57	Chairman, Chief Executive Officer and Class III Director
Peter Christianson	53	President, Chief Financial Officer and Class II Director
Dr. Gordon Paul Anderson	64	Class II Director
John Bode	62	Class III Director
Tony Christianson	57	Class I Director
James Irwin	67	Class I Director
James Williams	70	Class II Director
Theodore Wright	47	Class I Director

        The following is information concerning the principal occupations for at least the past five years of the nominees and those directors whose terms will continue beyond the Annual Meeting:

        David Meyer is our Chairman and Chief Executive Officer. Mr. Meyer was a founder of our Company in 1980 and has been a director of our Company since its creation. From 1976 to 1980, Mr. Meyer was a partner in a Case and New Holland dealership with locations in Lisbon and Wahpeton, North Dakota. Among other attributes, skills and qualifications, the Board believes that Mr. Meyer is uniquely qualified to serve as a director and the Company's chairman because he is the person most familiar with the Company's history, business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

        Peter Christianson has been our President and a director since January 2003 and our Chief Financial Officer since August 2007. Prior to joining us and since 1988, he was a partner and owner of Fargo Farm Power, Inc., the operator of two of the dealership locations acquired by Titan Machinery LLC in 2002. Peter Christianson, Tony Christianson and Ted Christianson, our Vice President, Finance and Treasurer, are brothers. Among other attributes, skills and qualifications, the

Board believes that Mr. Peter Christianson is uniquely qualified to serve as a director because of his lifelong experience in the agriculture equipment industry, his years of experience leading the Company, as well as one of its predecessor entities, which broadens his ability to understand the challenges and opportunities facing the Company and to guide its long-term strategies, and his intimate understanding of the Company's financial matters as its Chief Financial Officer.

        Gordon Paul Anderson, M.D. has been a director since 2003. Dr. Anderson is a cardiologist who retired in December 2002, the founding member of Consultants in Cardiovascular Diseases, Inc., and the former Chief of Cardiology and President of the medical staff, Saint Vincent Health Center, Erie, Pennsylvania. Dr. Anderson has been an active investor and board member of several private business and technology ventures and has active farming operations in North Dakota. Among other attributes, skills and qualifications, the Board believes that Dr. Anderson is uniquely qualified to serve as a director based on his experience in the agriculture industry, which provides the Board with a customer's insight, as well as his diverse professional and investment background, which provides the Board with a unique perspective on operations and management strategies that draws on experiences both from within and outside the industry in which the Company operates.

        John Bode has been a director since 2005. Mr. Bode is a retired partner of KPMG, LLP with over 34 years of experience in public accounting. Mr. Bode was elected to the partnership in 1981 and retired in 2005. Mr. Bode was the lead audit partner for numerous clients in the consumer products, food, agribusiness and manufacturing industries. Mr. Bode also currently serves on the board of The Valspar Corporation. Among other attributes, skills and qualifications, the Board believes that Mr. Bode is uniquely qualified to serve as a director, chair of the Company's Audit Committee and one of its audit committee financial experts in light of his ability to understand generally accepted accounting principles, internal controls over financial reporting and disclosure controls and procedures, and his experience in analyzing and evaluating financial statements of public companies generally and of companies similar to the Company, particularly from an auditor's perspective.

        Tony Christianson has been a director since January 2003. Mr. Christianson is a founder of Titan Machinery LLC. Since 1981, Mr. Christianson has been the Chairman of Cherry Tree Companies, an affiliated group of investment banking, investment management and wealth management firms in Minneapolis. Affiliates of Cherry Tree Companies act as the general partner of Adam Smith Fund, LLC and Adam Smith Growth Partners, L.P. Mr. Christianson also serves as a director of each of Dolan Media Company (NYSE:DM), an information services provider; Peoples Educational Holdings, Inc. (NASDAQ: PEDH), an educational materials publisher; AmeriPride Services, Inc., a provider of customized apparel for companies; Znomics, Inc. (OTC BB: ZNOM.OB), a shell company; and Arctic Cat, Inc. (NASDAQ:ACAT), a manufacturer of snowmobiles and related equipment. Mr. Christianson also served as a director of Capella Education Company (NYSE: CPLA) from 1993 to 2006 and Fair Isaac Corporation (NYSE:FICO) from 1999 to 2009. Among other attributes, skills and qualifications, the Board believes that Mr. Tony Christianson is uniquely qualified to serve as a director based on his experience in the financial services and investment industries, as well as his experience as a public and private company director, which provides the Board with a seasoned view on financing, investment, acquisition and operating strategies, public company regulatory compliance issues, and investor relations.

        James Irwin has been a director since 2005. Mr. Irwin is a former vice president of Case IH's North American Agricultural Business, with over 40 years of experience in various executive positions in CNH prior to his retirement in January 2005. Mr. Irwin helped manage the mergers and buyouts of International Harvester and New Holland. Mr. Irwin was named the 2005 Agribusiness Leader of the Year by the National Agri-Marketing Association. Among other attributes, skills and qualifications, the Board believes that Mr. Irwin is uniquely qualified to serve as a director based on his experience in the agricultural industry, his tenure with CNH, the Company's largest supplier, and his ability to assist the Company in managing its relationship with CNH and other important industry participants.

        James Williams has been a director since 2003. Mr. Williams is currently Chairman of First State Bank of North Dakota and Goose River Bank. Since 1972, Mr. Williams has been an owner of Arthur Mercantile Company, a farm equipment dealership which was acquired by the Company in fiscal year 2010. Since 1998, Mr. Williams has also served as the president of Valley Equipment, Inc., a farm equipment dealership which was also acquired by the Company in fiscal year 2010. Mr. Williams is managing partner of Williams Farms in Arthur, North Dakota. Mr. Williams previously worked at Bank of New York. Among other attributes, skills and qualifications, the Board believes that Mr. Williams is uniquely qualified to serve as a director because his experience as an owner and operator of an agriculture equipment dealership provides the Board with an important perspective on operating decisions and strategic acquisition opportunities and his experience as a banker offers the Company insight into the local and regional credit markets.

        Theodore Wright has been a director since 2009. Mr. Wright served as President of Sonic Automotive, Inc., a New York Stock Exchange listed and Fortune 300 automotive retailer, from 2002 to 2004, and he served as Chief Financial Officer at Sonic Automotive from its formation in 1997 to 2002. From 1997 to 2004, Sonic Automotive acquired and integrated into its operations over 150 automotive dealerships. During his tenure at Sonic Automotive, he was a member of it's Board of Directors. From 1995 to 1997, Mr. Wright was a Senior Manager in Deloitte & Touche LLP's Columbia, South Carolina office. From 1994 to 1995, he was a Senior Manager in Deloitte & Touche LLP's National Office Accounting Research and SEC Services Department. Mr. Wright currently serves on the Board of Directors of Conn's Inc., a specialty retailer of home appliances, consumer electronics, computers, furniture and mattresses, and lawn and garden products. As a Conn's Inc. director, he serves on Conn's Compensation Committee and is Chairman of their Audit Committee. Mr. Wright is the principal owner of a construction and agriculture equipment rental business, and he owns and operates a farm and ranch on 11,500 acres in Central Montana. Among other attributes, skills and qualifications, the Board believes that Mr. Wright is uniquely qualified to serve as a director because of his familiarity with operating issues in an industry with substantially similar opportunities and challenges as the one in which the Company operates, as well as his experience as a public company director and his accounting expertise, which provides the Company's Audit Committee and Board with additional familiarity with generally accepted accounting principles, internal controls over financial reporting, and disclosure controls and procedures, and experience in analysis and evaluation of financial statements.

CORPORATE GOVERNANCE

Independence

        Our Board of Directors has determined that five of our eight directors are independent directors, as defined by Rule 5605(a)(2) of the listing standards of the Nasdaq Global Market. The five independent directors are Gordon Paul Anderson, John Bode, James Irwin, Theodore Wright and James Williams.

Code of Ethics

        The Board has approved Code of Ethics policies that apply to all employees, directors and officers, including the principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics policies address such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics policies are available on the Company's website at www.titanmachinery.com. Titan Machinery Inc. intends to include on its website any amendment to, or waiver from, a provision of its Code of Ethics policy that applies to the principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933.

Stockholder Communications with the Board of Directors

        Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors, and the Company's Secretary will forward the communications to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Titan Machinery Inc. Board of Directors
Attention: Ted Christianson
644 East Beaton Drive
West Fargo, North Dakota 58078

Director Attendance at Annual Meetings

        Directors' attendance at Annual Meetings can provide stockholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders held June 12, 2009, all of our directors attended.

Board Leadership Structure

        One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with a lead independent director having the duties described in the following section, is in the best interests of the stockholders because it promotes strategy development and execution and facilitates information flow with management to aid in the Board's evaluation of management's performance. The Board believes that the Company's Chief Executive Officer is best situated to serve as Chairman because of his unique familiarity with the Company's history, business and industry, which makes him most capable of effectively leading discussions among directors of diverse backgrounds and experience regarding the Company's operations and strategy identification, execution and evaluation.

Lead Independent Director

        James Irwin, an independent director, was selected by the Board to serve as the Lead Independent Director for all meetings of the non-management directors held in executive session. The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive and advising him on the efficiency of the board meetings, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that are more fully described in the Company's Principles of Corporate Governance.

Risk Oversight

        It is management's responsibility to manage risk and bring to the Board's attention the most material risks the Company faces. The Company has an enterprise risk management program overseen by the executive management team, who reports directly to the Board. The Company has also engaged a consultant to assist management in identifying and analyzing critical areas of risk, advise on risk tolerance and help implement the Company's enterprise risk management program. Enterprise risks are identified and prioritized by management, and each prioritized risk is assigned to member of management who regularly reports to a Board committee or the full Board for oversight. The enterprise risk management program as a whole is reviewed by the Board annually. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or committee.

Board and Committee Meetings; Committee Reports

        During fiscal 2010, the Board held 8 formal meetings. The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of a majority of all directors, in accordance with the Company's Certificate of Incorporation and Bylaws and Delaware law. The directors also participate in monthly financial update calls with management.

        The Company's Board of Directors has three standing committees, the Audit Committee, the Compensation Committee, and the Governance/Nominating Committee. Members of such committees met formally and informally from time to time throughout fiscal 2010 on committee matters.

        Each director attended 75% or more of the aggregate number of meetings of the Board and of committees of which he was a member.

Current Committee Membership

        The following table sets forth the membership of each of the Company's committees.

Audit Committee	Governance/Nominating Committee	Compensation Committee
John Bode (Chair)	James Williams (Chair)	Gordon Paul Anderson (Chair)
James Williams	James Irwin	James Irwin
Gordon Paul Anderson		Theodore Wright
Theodore Wright

Audit Committee

        Among other matters, our Audit Committee:

  •
  assists the Board of Directors in fulfilling its oversight responsibility to our stockholders and other constituents with respect to the integrity of financial statements;

  •
  appoints and has oversight over our independent auditors, determines the compensation of our independent auditors and reviews the independence and the experience and qualifications of our independent auditors' lead partner, and pre-approves the engagement of our independent auditors for audit and permitted non-audit services;

  •
  meets with the independent auditors and reviews the scope and significant findings of audits and meets with management and internal financial personnel regarding these findings;

  •
  reviews the performance of our independent auditors;

  •
  discusses with management and our independent auditors the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of our auditors and our reporting policies and practices, and reporting recommendations to the Board of Directors for approval;

  •
  establishes procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  prepares the audit committee report required by the rules of the SEC to be included in our annual proxy statement.

        Our independent auditors and other key committee advisors will have regular contact with our Audit Committee. Following each committee meeting, the Audit Committee will report to the full Board of Directors.

        The Audit Committee consists of John Bode, James Williams, Gordon Paul Anderson, and Theodore Wright. Each of Messrs. Bode, Williams, Anderson, and Wright meets the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Global Market.

  Audit Committee Financial Expert

        Our Board of Directors has determined that each of Mr. Bode and Mr. Wright is an "audit committee financial expert," as defined under the applicable rules of the SEC. Each member of our Audit Committee satisfies the Nasdaq Global Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act. Each member of our Audit Committee possesses the financial qualifications required of Audit Committee members set forth in the rules and regulations of the Nasdaq Global Market and under the Securities Exchange Act.

  Audit Committee Meetings

        The Audit Committee met seven times in fiscal 2010.

  AUDIT COMMITTEE REPORT

        In accordance with its written charter adopted by the Board of Directors, as amended, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee charter is available on the investor relations page of our website at www.titanmachinery.com. The charter was last amended on April 7, 2010. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management and the independent auditors;

  (2)
  discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61, as amended by Auditing Standard No. 114, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T, with and without management present; and

  (3)
  received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2010, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:
John Bode (Chair)
James Williams
Gordon Paul Anderson
Theodore Wright

Governance/Nominating Committee

        Our Governance/Nominating Committee makes recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors and its committees. In addition, our Nominating/Corporate Governance Committee oversees our codes of conduct and makes recommendations to our Board of Directors concerning governance matters.

        The Governance/Nominating Committee will review director nominees proposed by stockholders. Stockholders may recommend a nominee to be considered by the Governance/Nominating Committee by submitting a written proposal to the Chairman of the Board of Directors, at Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee.

        The Governance/Nominating Committee acts pursuant to a written charter and is responsible for tasks relating to the adoption of corporate governance policies and procedures, the nomination of directors, and the oversight of the organization of Board committees. The charter was last amended on December 7, 2009. The Governance/Nominating Committee charter is available on the investor relations page of our website at www.titanmachinery.com.

        When selecting candidates for recommendation to the Board of Directors, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, be familiar with our business and industry, have high moral character and mature judgment, and be able to work collegially with others. In addition, factors such as the following are also considered:

  •
  appropriate size and diversity of the Board;

  •
  needs of the Board with respect to particular talent and experience;

  •
  knowledge, skills and experience of nominee;

  •
  familiarity with domestic and international business affairs;

  •
  legal and regulatory requirements;

  •
  appreciation of the relationship of our business to the changing needs of society; and

  •
  desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

        The Governance/Nominating Committee does not have a formal diversity policy at this time; however, as summarized above, the Governance/Nominating Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board of Directors.

  Governance/Nominating Committee Meetings

        The Governance/Nominating Committee met six times in fiscal 2010.

Compensation Committee

        Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers, employees and directors. Our Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and President, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. Our Compensation Committee provides input on compensation for our other executive officers and employees, but compensation levels for such officers and employees and the corporate goals and objectives relating to compensation are set by our Chief Executive Officer and President, subject to the Compensation Committee's approval. Our Compensation Committee also administers the issuance of stock options, restricted stock awards, and other awards under our equity award plans.

  Compensation Committee Charter and Scope of Authority

        Under the Compensation Committee's written charter, the primary duties and responsibilities of the Compensation Committee include the following:

  •
  develop and periodically review with management the Company's philosophy of compensation, taking into consideration enhancement of stockholder value and the fair and equitable compensation of all employees;

  •
  determine the compensation for our Chief Executive Officer and President and approve the compensation for all of our named executive officers;

  •
  determine and approve equity grants made pursuant to the Company's equity incentive plans;

  •
  develop, recommend to the Board, review and administer senior management compensation policy and plans, including incentive plans, benefits and perquisites;

  •
  develop, recommend, review and administer compensation plans for members of the Board;

  •
  annually consider the relationship between the Company's strategic and operating plans and the various compensation plans for which the Committee is responsible;

  •
  periodically review with management, and advise the Board with respect to, employee deferred compensation plans;

  •
  periodically review with management and advise the Board with respect to employee benefits; and

  •
  review and discuss with management the Compensation Discussion and Analysis ("CD&A") required by the SEC. Based on such review and discussion, the Committee will determine whether to recommend to the full Board that the CD&A be included in the annual report or proxy. The Committee will provide, over the names of the members of the Committee, the required Compensation Committee report for the annual report or proxy.

        The Compensation Committee charter may be amended by approval of the Board. The charter was last amended on November 16, 2007. The Compensation Committee charter is available on the investor relations page of our website at www.titanmachinery.com.

        In making its compensation decisions and recommendations, the Compensation Committee takes into account the recommendations of the Chief Executive Officer and President. Other than giving their recommendations, the Chief Executive Officer and President do not participate in the Compensation Committee's decisions regarding their own compensation. All of the Compensation Committee's actions, decisions and recommendations are reported to our Board.

  Compensation Committee Meetings

        The Compensation Committee met four times in fiscal 2010.

Non-Employee Director Compensation

        Our non-employee directors are compensated pursuant to our Non-Employee Director Compensation Plan. In fiscal 2010, all of our non-employee directors received an annual retainer of

$20,000 for attending Board meetings. The chair of the Audit Committee received an additional $10,000 cash compensation. Non-employee directors are also paid cash compensation of $1,500 per board meeting attended in person and $1,000 per committee meeting attended in person and $500 for each board or committee meeting attended by teleconference. Each non-employee director, other than Theodore Wright, also received a grant of shares of restricted stock equal to approximately $30,000 based upon the $13.86 closing price of our common stock on June 1, 2009, which resulted in a grant of 2,165 shares to each director. Theodore Wright's restricted stock award was prorated based on the portion of the fiscal year in which he was a director. He received a grant of shares of restricted stock equal to approximately $16,447 based upon the $12.73 closing price of our common stock on the date of grant, which resulted in a grant of 1,292 shares.

        We also reimburse our non-employee directors for reasonable expenses incurred in connection with their services as directors.

        The following table provides compensation information for our non-employee directors during fiscal 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Gordon Paul Anderson	42,000	30,000	72,000
John Bode	46,000	30,000	76,000
Tony Christianson	29,500	30,000	59,500
James Irwin	38,500	30,000	68,500
James Williams	39,000	30,000	69,000
Theodore Wright	19,870	16,447	36,317

(1)
These amounts represent the grant-date fair value for each award awarded in fiscal 2010, valued in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, Compensation—Stock Compensation.

VOTE REQUIRED

        The Board recommends that you vote "FOR" each of the nominees to the Board of Directors set forth in this Proposal #1. Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

EXECUTIVE COMPENSATION

Compensation Risk Assessment

        The compensation committee has conducted a risk assessment of our employee compensation programs, including our executive compensation programs, and has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the company.

Compensation Discussion and Analysis

        In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to David J. Meyer, our Chief Executive Officer, Peter

Christianson, our President and Chief Financial Officer, and Ted Christianson, our Vice President, Finance and Treasurer in fiscal 2010. In this proxy statement, we refer to Messrs. Meyer, Peter Christianson and Ted Christianson as our "named executive officers."

Compensation Objectives and Philosophy

        We have designed our compensation programs to reward performance and to attract, retain and motivate employees at all levels. Our goal is to establish pay levels for our named executive officers that are competitive with comparable positions in our industry and in the regions in which we operate. We believe the following:

        There should be an appropriate relationship between executive compensation and our short-and long-term success, including creation of stockholder value.

        Our overall compensation philosophy is that rewards to executives should reflect and reinforce our company-wide focus on financial management and bottom-line performance. We use annual cash incentives to motivate executives to achieve both short- and long-term interests. Incentives are available to executives under our management incentive program for annual achievement of company-wide quantitative financial goals. This approach increases the likelihood that we will experience sustained profitability and generate greater stockholder value over time.

        Our compensation program should be designed and implemented in a manner that will attract, retain and motivate executives of outstanding ability.

        We intend for the amount of compensation paid to each executive officer to reflect the officer's experience and individual performance and the performance of our Company, all measured in the context of our industry and location. Our objectives are to attract, retain and motivate executives of outstanding ability. In order to motivate each executive to achieve his potential, certain components of our total compensation package are dependent on corporate and individual performance and are therefore at risk. Generally, as an executive officer's responsibility and ability to impact our financial performance increases, the individual's performance-based compensation increases as a portion of his total compensation. Ultimately, executives with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if the goals are met or surpassed.

        Total compensation opportunities should be competitive within the industry and other comparable companies but also consistent with our conservative and prudent approach to executive compensation.

        Our overall compensation levels are targeted to attract the type of talent needed to achieve and maintain a leadership position in our industry, while still focusing on bottom-line conservatism and avoiding the appearance of extravagance or compensation based on entitlements. Our Compensation Committee evaluated surveys of compensation levels to ensure that our executive officer compensation was comparable to companies of similar size in the Minneapolis and Fargo markets.

Compensation Committee

        Our Compensation Committee oversees the design and administration of our executive compensation program according to the processes and procedures discussed in this proxy statement. To implement our compensation objectives and philosophy, our Board and Compensation Committee:

  •
  consider individual performance, competence and leadership when setting base compensation, but focus our incentive cash compensation program on company-specific financial and business improvement goals to promote a cohesive, performance-focused culture among our executive team;

  •
  compare our compensation programs with the executive compensation policies, practices and levels at comparable companies in the Fargo and Minneapolis markets and companies in our industry selected for comparison by our Compensation Committee, based upon size, complexity and growth profile; and

  •
  structure compensation among the executive officers so that our Chief Executive Officer and President, with their greater responsibilities for achieving performance and strategic objectives, bear a greater proportion of the risk and rewards associated with achieving those goals by receiving a relatively large percentage of their total compensation in the form of cash-based incentives.

Setting Executive Compensation

        The Compensation Committee selects the elements of executive compensation and determines the level of each element, the mix among the elements and total compensation based upon the objectives and philosophies set forth above, and by considering a number of factors, including:

  •
  each executive's position within our Company and the level of responsibility;

  •
  the skills and experiences required by an executive's position;

  •
  the executive's experience and qualifications;

  •
  the competitive environment for comparable executive talent having similar experience, skills and responsibilities;

  •
  company performance compared to specific objectives;

  •
  individual performance measures;

  •
  the executive's current and historical compensation levels;

  •
  the executive's length of service to our company;

  •
  compensation equity and consistency across all executive positions; and

  •
  the stock ownership of each executive.

        As a means of assessing the competitive market for executive talent, we review competitive compensation data gathered in comparative third-party surveys that we believe to be relevant, considering our size and industry. For fiscal 2010, we used an executive compensation assessment prepared for us by the Economic Research Institute. The assessment provided comparative compensation information for executive officer salaries at companies with comparable size, sales and growth levels to us in the Minneapolis and Fargo markets. The Economic Research Institute does not identify the companies utilized in the assessment. Our Compensation Committee reviewed the assessment to assist it in setting fiscal 2010 base salary and short-term cash incentive compensation for our executive officers. The Compensation Committee also used the Economic Research Institute assessment when setting fiscal 2011 base salaries for our Chief Executive Officer and President. Our executive officer compensation falls within the bottom quartile range of compensation levels at comparable companies. Our relatively low executive compensation is balanced, in part, by the significant share holdings of Mr. Meyer and Mr. Peter Christianson, each of whom has the potential to be rewarded by our growth and bears the risk of our failure to grow. For this reason we have also not historically provided these executives with significant long-term incentive compensation.

        The survey data is only one factor in the committee's overall compensation decision-making process and is not used as a stand-alone benchmarking tool.

        Our compensation structure is designed so that our Chief Executive Officer and President evaluate the performance of each executive and work with the Compensation Committee to recommend the compensation for our executive officers. Our Compensation Committee has the absolute authority to adjust their recommendations after evaluating all information that the Compensation Committee believes is relevant in implementing the principles for our compensation programs. Mr. Meyer and Mr. Peter Christianson do not give recommendations regarding their own salary or performance.

        In setting executive officer compensation, we have not historically considered the tax implications under Sections 162(m) and 409A of the Internal Revenue Code or compensation expense charges under ASC 718, Compensation—Stock Compensation, but may implement consideration of such tax implications when making future compensation decisions.

        Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. However, this limitation does not apply, among other things, to compensation that is performance-based. We do not anticipate that the non-performance-based compensation to be paid to our executive officers for fiscal 2011 will exceed that limit.

        On October 22, 2004, the American Jobs Creation Act of 2004 became law, implementing Section 409A of the Internal Revenue Code and changing the tax rules applicable to nonqualified deferred compensation arrangements, including certain severance arrangements. We have taken steps to bring our non-qualified deferred compensation arrangements into good faith compliance with the statutory provisions as currently in effect.

Executive Compensation Components for 2010

        The principal elements of our executive compensation program for fiscal 2010 were:

  •
  base salary;

  •
  annual cash incentive compensation;

  •
  stock-based compensation; and

  •
  limited perquisites and other benefits made generally available to our employees.

        In allocating compensation across these elements, the Compensation Committee does not follow any strict policy or guidelines. However, consistent with the general compensation objectives and philosophies outlined above, the Compensation Committee seeks to place a meaningful percentage of an executive's compensation at risk, subject to achievement of specific performance objectives and long-term equity value creation. In addition, the committee generally places a greater proportion of total compensation at risk for our Chief Executive Officer and President, based on their greater responsibility for, and ability to influence, overall company performance.

  Base Salary

        Base salary provides executives with a fixed, regular, non-contingent earnings stream. As a component of total compensation, we generally set base salaries at levels believed to attract and retain an experienced management team in our market that will grow our Company and create stockholder value. We also attempt to reward individual performance and contributions to our overall business objectives without detracting from the executive officers' incentive to realize additional compensation through our performance-based compensation program. When setting base salary, we consider pre-tax profit levels, increases in market share, inventory turns, process and system development goals, organic growth rate and growth through consolidation and acquisition, parts and service revenue as a percentage of revenue excluding variable selling expenses, and over-aged interest bearing inventory as a percentage of previous year's revenue. The Compensation Committee reviews each executive officer's salary at the end of each fiscal year.

        We review performance for both our Company (based upon achievement of strategic initiatives) and each executive officer. As a result of the committee's evaluation of these factors, the committee may adjust base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.

        The base salary amounts for our named executive officers for fiscal year 2010 appear in the Summary Compensation Table on page 19. Effective February 1, 2010, we increased the base salaries of Mr. Meyer and Mr. Peter Christianson to $275,000.

  Short-Term Incentive Compensation

        Short-term incentive compensation in the form of annual cash bonuses is a significant component of our compensation program. When setting bonus payouts for our named executive officers in fiscal 2010, our Compensation Committee established pre-determined quantitative goals based upon our pre-tax net income, total sales and return on assets. We define return on assets as our pre-tax net income (adjusted for short-term incentive compensation expense) divided by our monthly average total assets. The Compensation Committee set these goals at the beginning of the fiscal year and adjusted them during the fiscal year as we made acquisitions and new stores were incorporated into our Company. Under our 2010 Executive Bonus Plan, based upon their respective positions and levels of responsibility, Mr. Meyer and Mr. Peter Christianson were each eligible for a cash bonus of up to 200% of their annual base salary, and Mr. Ted Christianson was eligible for a cash bonus of up to 70% of his annual base salary. The plan provides that 40% of the eligible bonus was based upon achievement of the Company's pre-tax net income goal, 20% was based on achievement of the Company's total sales goal, 20% was based on the Company's return on assets goal and the remaining 20% of the eligible bonus was based on achievement of personal position-specific goals. If any goals are not achieved at the threshold level, then no bonus is payable for that goal. Payout for position-specific goals begins when target goals are achieved, rather than threshold goals. Personal position-specific goals are set by our Compensation Committee for Mr. Meyer and Mr. Peter Christianson, and set by Mr. Meyer and Mr. Peter Christianson for Mr. Ted Christianson. For Mr. Meyer and Mr. Peter Christianson, the position-specific personal goals related to the annualized return on Titan Machinery common stock as compared to the Russell 2000 stock index. The goals were not achieved and no portion of the incentive bonus paid to Mr. Meyer or Mr. Peter Christianson was attributable to achievement of position-specific goals. For Mr. Ted Christianson, target goals on his position specific goals were not achieved and no bonus was paid. Bonuses are paid 100% in cash. The following table sets forth the pre-tax net income goals, the total sales goals and the return on assets goals established by the compensation committee and the percentage of the maximum bonus payable at each level:

        Pre-tax Net Income

Pre-tax Net Income Goal	% of Maximum Bonus Payable Attributable to Pre-Tax Net Income
$22,772,432	1
$30,363,243	50
$37,954,054	100

        Based upon our actual pre-tax adjusted net income, adjusted for short-term incentive compensation expense, of $27,367,000 we paid each of our named executive officers 16.1% of the maximum cash bonus attributable to pre-tax net income for which he was eligible based on achievement of that goal.

        Total Sales

Total Sales Goal	% of Maximum Bonus Payable Attributable to Total Sales
$694,526,313	5
$771,695,903	50
$964,619,879	100

        Based upon our actual total sales of $838,781,000 we paid each of our named executive officers 67.4% of the maximum cash bonus attributable to total sales for which he was eligible based on achievement of that goal.

        Return on Assets

Return on Assets Goal	% of Maximum Bonus Payable Attributable to Return on Assets
6.6%	7
7.3%	50
9.1%	100

        Based upon our actual return on assets of 5.6% we did not pay our named executive officers any of the cash bonus attributable to return on assets for which he was eligible based on achievement of that goal.

  Equity Incentive Awards

        All equity incentive grants have been made pursuant to our 2005 Equity Incentive Plan, which is administered by our Compensation Committee. Options grants made under our plan have an exercise price equal to the closing price of our common stock on the date of the grant, and typically vest over a four or six-year period. Restricted stock awards made under our plan typically vest over a three or six-year period. All stock options granted to our executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code of 1986. Consistent with our compensation philosophies related to performance-based compensation, long-term stockholder value creation and alignment of executive interests with those of stockholders, we may make future grants of long-term compensation in the form of stock options or restricted stock grants to our executive officers.

        We may implement stock option or restricted stock grants as a meaningful component of our compensation program because we believe they offer the incentives necessary to retain our executive officers, motivate them to enhance overall enterprise value and provide an incentive for them to remain employed by us during the vesting periods. If we determine to grant stock options or restricted stock as a meaningful component of our compensation program, we will grant such stock options or restricted stock on a performance basis. From time to time we may make one-time grants to recognize promotion or consistent long-term contribution, or for specific incentive purposes. We may also make grants in connection with the hiring of new executives. The Compensation Committee will have the authority to administer any equity incentive plan under which we make equity or equity-based awards. We have not adopted any formal policy with respect to stock option or restricted stock award grants but may do so in the future if stock options and restricted stock become a more meaningful component of our compensation program.

        Although we do not have any stock retention or ownership guidelines, our Board of Directors and Compensation Committee intend to encourage our executives to continue to have a financial stake in our Company in order to align the interests of our stockholders and management. We will continue to evaluate whether to implement a stock ownership policy for our officers and directors.

  Perquisites and Other Benefits

        Consistent with our conservative compensation philosophy, we offer only limited perquisites to our executive officers. We provide each of Mr. Meyer and Mr. Peter Christianson with an automobile. We provide each of Mr. Meyer, Mr. Peter Christianson and Mr. Ted Christianson with a cellular phone and cellular phone service. All of our executive officers are eligible for the same insurance, vacation and other benefits at the same levels provided to all of our full-time employees.

  Employment Agreements

        On November 16, 2007, we entered into employment agreements with David Meyer to serve as our Chief Executive Officer and Peter Christianson to serve as our President and Chief Financial Officer. Each agreement has an initial term that commenced upon the consummation of our initial public offering, and expires on January 31, 2014, subject to earlier termination, as described below. Pursuant to the agreements, Messrs. Meyer and Christianson were initially each paid a base salary of $250,000 per year, subject to annual review and adjustment by our Compensation Committee. Messrs. Meyer and Christianson are also eligible for an incentive bonus of up to 200% of their base salary pursuant to terms, conditions and annual objectives established by our Compensation Committee. Each agreement further provides that Messrs. Meyer and Christianson are eligible to participate in any employee benefit plans and programs generally available to our other executive officers.

        The agreements with Messrs. Meyer and Christianson each contain a restrictive covenant prohibiting them from owning, operating or being employed by competing agricultural or construction equipment stores during their employment with us and for 24 months following termination of their employment with us. Each agreement is terminable by either us or Messrs. Meyer and Christianson at any time for any reason. If Messrs. Meyer or Christianson is terminated by us without cause prior to the expiration of the term or if they resign for good reason, we are obligated to pay severance in an amount equal to two times the sum of the annual base salary then in effect, which would be $550,000 based on the annual base salary currently in effect, plus the annual incentive bonus last paid prior to the termination. These severance payments would be made in 24 equal monthly installments, which would be $22,917 per month if such termination occurred in fiscal 2011. If this termination occurs we would also be required to allow Mr. Meyer or Mr. Christianson to continue to participate in our group medical and dental plans at our expense for a period of 24 months. In order to receive the severance and continued benefits, each officer would be required to sign a release of claims against us, fulfill his non-competition obligations, cooperate with transitioning his duties and execute a non-disparagement agreement with us. We arrived at these terms based on the advice and experience of our advisors and directors, including their knowledge of practices and agreements at public companies. However, with respect to the amounts of compensation payable under these agreements, we considered the Economic Research Institute report, which does not identify the companies utilized in the assessment.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2010, our Compensation Committee consisted of Gordon Paul Anderson, James Irwin, and Theodore Wright. None of our current Compensation Committee members has any related party transaction relationship with our Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during fiscal year 2010.

        Our non-employee directors receive cash and restricted stock grants as compensation for their services as directors pursuant to our Non-Employee Director Compensation Plan. Our employee directors do not receive additional compensation for their services as directors. All of our directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

Stock Ownership/Retention Guidelines and Other Policies

        We do not have any stock ownership guidelines or a stock retention policy. Our insider trading policy prohibits the trading of Titan Machinery securities on a short-term basis and requires that any Titan Machinery stock purchased in the open market be held for a minimum of six months. This policy also states that employees should not "margin" or "sell short" Titan Machinery stock, or buy or sell put or call options on Titan Machinery stock.

Conclusion

        We have concluded that the base salary, annual bonus and long-term incentives for each of the named executive officers, as well as the total compensation received by those executives, in fiscal 2010 are reasonable and appropriate in light of our goals and competitive requirements. The amounts are in the best interests of Titan Machinery and its stockholders because they enable us to attract, retain, motivate and fairly reward talent and further the philosophies of ensuring the accomplishment of our financial objectives and aligning the interests of management with those of long-term stockholders.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management and management has represented to the Compensation Committee that the Compensation Discussion and Analysis is accurate. Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended January 31, 2010.

Members of the Compensation Committee Gordon Paul Anderson (Chair) James Irwin Theodore Wright

  Summary Compensation Table

        The table below sets forth certain information regarding compensation paid during the last three fiscal years to Titan's named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
David Meyer	2010	262,500	—	—	104,633	11,000	(3)	378,133
Chief Executive Officer	2009	250,000	—	—	382,559	5,750		638,309
	2008	231,250	850	264,022	490,932	19,982		1,007,036
Peter Christianson	2010	262,500	—	—	104,633	9,370	(3)	376,503
President and Chief Financial	2009	250,000	—	—	382,559	5,750		638,309
Officer	2008	231,250	850	264,022	490,932	19,590		1,006,644
Ted Christianson	2010	180,000	27,720	—	25,112	2,775	(3)	235,607
Vice President, Finance and	2009	160,000	—	96,467	102,949	2,557		361,973
Treasurer	2008	150,417	850	137,393	95,682	—		384,342

(1)
Amounts shown are not reduced to reflect the named executive officers' elections, if any, to contribute portions of their salaries to 401(k) plans.

(2)
Amounts represent the grant date fair value of awards made in fiscal 2010, fiscal 2009 and fiscal 2008, respectively. The assumptions used to determine the valuation of the awards are further discussed in Note 12 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended January 31, 2010. See the Grants of Plan-Based Awards table for further information regarding the awards granted in fiscal 2010 and the Outstanding Equity Awards at January 31, 2010 table for information regarding all outstanding awards.

(3)
Amounts represent a company match to the 401(k) plan of each named executive officer.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards to our named executive officers in fiscal 2010:

					All Other Option Awards: Number of Securities Underlying Options(#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)				Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold	Target	Maximum
David Meyer Chief Executive Officer	—	8,475	262,500	525,000	—	—	—
Peter Christianson President and Chief Financial Officer	—	8,475	262,500	525,000	—	—	—
Ted Christianson Vice President, Finance and Treasurer	6/1/09	2,035	63,000	126,000	2,000	—	27,720

(1)
Actual amounts earned by the named executive officers for fiscal 2010 are reported in the Summary Compensation Table on page 19 under the column entitled "Non-Equity Incentive Plan Compensation".

(2)
This amount represents the grant date fair value of the restricted stock award determined in accordance with ASC 718.

Outstanding Equity Awards at January 31, 2010

        The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of January 31, 2010:

	Option Awards
			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)			Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David Meyer	23,500	23,500	—	9.35	12/6/12	100	1,102
Chief Executive Officer	26,500	26,500	—	8.50	12/6/17
Peter Christianson	23,500	23,500	—	9.35	12/6/12	100	1,102
President and Chief Financial Officer	26,500	26,500	—	8.50	12/6/17
Ted Christianson	17,501	17,499	—	4.50	10/18/16	2,100	23,142
Vice President, Finance	13,334	26,666	—	7.50	7/20/17
And Treasurer	1,667	8,333	—	22.21	9/22/18

(1)
The amounts reflect the value based on the closing price of our common stock on January 29, 2010 of $11.02.

Option Exercises and Stock Vested

        There were no option exercises by our named executive officers during fiscal 2010. Pursuant to a grant of 100 shares of restricted stock to all of our employees in fiscal 2008, each of our named executive officers received a grant of 100 shares of restricted stock, on the same terms and subject to the same conditions as we granted to all other full-time employees. None of such shares vested during fiscal 2010.

Equity Compensation Plan Information

        The following table provides information regarding our equity compensation plans as of January 31, 2010:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	631,086	$10.90	168,330
Equity compensation plans not approved by security holders	—	—	—

Total	631,086	$10.90	168,330

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Described below are transactions and series of similar transactions that have occurred this fiscal year to which we were a party or are a party in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  a director, executive officer, beneficial owner of more than five percent of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Leases

        We lease real estate for 36 of our 72 stores from entities affiliated with David Meyer, our Chairman and Chief Executive Officer, Tony Christianson, one of our directors, Peter Christianson, our President and Chief Financial Officer or James L. Williams, one of our directors. Of these 36 stores, we lease 34 dealership sites from Dealer Sites, LLC, an entity owned in part by Messrs. Meyer, Tony Christianson and Peter Christianson or their affiliates; one dealership site from C.I. Farm Power, Inc., an entity owned by Mr. Peter Christianson; and one dealership site from Arthur Mercantile Company, an entity owned in part by James L. Williams, one of the Company's directors.

        The table below states for fiscal 2010 through the end of the respective lease terms, the aggregate amount of all periodic payments or installments made or due, including any required or optional payments due at the conclusion of the respective leases, are as follows:

Lessor	Period	Aggregate Payments Made or Due
Dealer Sites, LLC	Fiscal 2010	$3,967,986
	Fiscal 2011, through April 30, 2019	$36,017,407
C.I. Farm Power, Inc.	Fiscal 2010	$102,000
	Fiscal 2011, through July 31, 2013	$504,000
Arthur Mercantile Company	Fiscal 2010	$20,000
	Fiscal 2011 through	$280,000
	May 31, 2019

        We intend for the terms of all of our leases to be commercially reasonable. We do not believe the terms of our leases with entities affiliated with Messrs. Meyer, Tony Christianson, Peter Christianson and James L. Williams are any less favorable to us than could be obtained in an arm's length transaction with an unrelated party.

        On May 28, 2009, we acquired certain assets of Arthur Mercantile Company for approximately $832,000. On June 30, 2009, we acquired certain assets of Valley Equipment, Inc. for approximately $753,000. James L. Williams, one of our directors, was part owner of Arthur Mercantile Company and served as its President and Treasurer, and served as President of Valley Equipment, Inc. Mr. Williams' interest in the Arthur Mercantile Company transaction was approximately $324,000 and his interest in the Valley Equipment, Inc. transaction was approximately $339,000.

Policies and Procedures for Related Party Transactions

        Our Audit Committee charter requires our Audit Committee to review and approve in advance any related party transaction of the type required to be disclosed by Item 404 of Regulation S-K. All of our directors, officers and employees are required to report to our Audit Committee any related party transaction (as defined by applicable rules and regulations of the SEC and the Nasdaq Global Market)

prior to its completion. We do not believe the terms of any of the transactions and agreements described above are any less favorable to us than could be obtained in an arm's length transaction with an unrelated party.

RATIFICATION OF PUBLIC ACCOUNTING FIRM
(Proposal #2)

        The Audit Committee has selected Eide Bailly LLP, an independent registered public accounting firm, as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2011.

        Our bylaws do not require that our stockholders ratify the selection of Eide Bailly LLP as the independent registered public accounting firm. However, the Board is submitting the appointment of Eide Bailly LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Eide Bailly LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its stockholders. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the stockholders' vote.

        Representatives of Eide Bailly LLP are expected to be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions. Further information about the services provided by Eide Bailly LLP, including information about the fees paid to the firm during fiscal 2010 and 2009 can be found on under the heading "Fees of the Independent Registered Public Accounting Firm" below.

VOTE REQUIRED

        The Board recommends that you vote "FOR" the ratification of the appointment set forth in this proposal #2. Under applicable Delaware law, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote.

 FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

        Eide Bailly LLP has acted as the Company's Independent Registered Public Accounting Firm for the fiscal years ended January 31, 2009 and January 31, 2010. Representatives of Eide Bailly LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

        The following fees were billed by Eide Bailly LLP for fiscal years 2009 and 2010:

	FY 2009	FY 2010
Audit Fees	$141,175	$180,485
Audit-Related Fees	36,000	15,200
Tax Fees	72,230	36,520
All Other Fees	377	755

Total	$249,782	$232,960

        Audit fees are for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q filings or services that are normally provided by the Independent Registered Public Accounting Firm in connection with regulatory filings with the Securities and Exchange Commission.

        Audit-related fees are primarily for the assurance and related services performed by Eide Bailly LLP that are reasonably related to the performance of the audit or review of the Company's financial statements. For fiscal 2009, this consisted primarily of services related to the Registration Statement on Form S-1 filed in connection with our follow-on public offering in May 2008, the audit of employee benefit plans and Sarbanes-Oxley Section 404 advisory services, and for fiscal 2010, this consisted primarily of the audit of employee benefit plans.

        Tax fees are services provided in connection with tax compliance, tax advice, tax planning, and IRS audit assistance. For fiscal 2009 and fiscal 2010, this consists primarily of preparation of the Company's federal and state tax returns, work related to an IRS audit and other compliance related matters and tax advisory services related to acquisitions.

        All other fees are primarily for fees associated with our employees attending personnel development training programs sponsored by Eide Bailly LLP.

        Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its Independent Public Accounting Firm or any other auditing or accounting firm.

        During fiscal year 2010, the Audit Committee approved all audit and non-audit services provided to the Company by Eide Bailly LLP prior to management engaging Eide Bailly LLP for that purpose. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Independent Registered Public Accounting Firm. In making its recommendation to appoint Eide Bailly LLP as the Company's Independent Registered Public Accounting Firm, the Audit Committee has considered whether the provision of the non-audit services rendered by Eide Bailly LLP is compatible with maintaining that firm's independence and has determined that such services are compatible with maintaining Eide Bailly LLP's independence.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders ("Insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the fiscal year ended January 31, 2010, all Form 3, Form 4 and Form 5 filing requirements were met.

OTHER BUSINESS

        Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

        Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2011 Annual Meeting must be received by the Company no later than December 28, 2010 to be includable in the Company's proxy statement and related proxy for the 2011 Annual Meeting. Additionally, pursuant to the advance notice provisions of the Company's bylaws, as authorized by applicable state law, in order for stockholders to present nominations or other business at the 2011 Annual Meeting, a stockholder's notice of such nomination or other business must be received no earlier than February 3, 2011 and no later than March 7, 2011 and must be in a form that complies with the requirements set forth in the Company's bylaws.

        Also, if a stockholder proposal intended to be presented at the 2011 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after March 14, 2011, then the persons named in the Company's proxy form for the 2011 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the stockholder proposal, if presented at the meeting, without including information about the proposal in the Company's materials.

 FORM 10-K

        A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2010 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO PETER CHRISTIANSON, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.

Dated: April 27, 2010
West Fargo, North Dakota

Date Please detach here The Board of Directors Recommends a Vote FOR Items 1 and 2. 1. Elect Class III directors: 01 David Meyer Vote FOR Vote WITHHELD 02 John Bode all nominees from all nominees (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right). 2. Ratify appointment of Eide Bailly LLP as independent registered public For Against Abstain accounting firm for the fiscal year ending January 31, 2011. 3. In their discretion, upon such other business as may properly come before the Meeting and any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Signature(s) in Box PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Wells Fargo Shareowner Services, 161 N. Concord Exchange, South St. Paul, MN 55075-1139. Address Change? Mark Box Indicate changes below:

Titan Machinery Inc. 644 East Beaton Drive West Fargo, North Dakota 58078 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 3, 2010. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1 and 2. The undersigned hereby appoints DAVID MEYER AND PETER CHRISTIANSON, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of capital stock of Titan Machinery Inc. registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402, and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting. TITAN MACHINERY INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, June 3, 2010 8:00 a.m. (Central time) At the Offices of Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402 If you need directions to the Annual Meeting, please call (612) 492-7000. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 3, 2010: The proxy statement, proxy card, and Annual Report on Form 10-K are available on the Investor Relations section of the Titan Machinery Inc. website at http://www.titanmachinery.com. See reverse for voting instructions.

QuickLinks

INTRODUCTION
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL STOCKHOLDERS AND MANAGEMENT STOCKHOLDINGS
ELECTION OF DIRECTORS (Proposal #1)
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
Compensation Committee Report
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
RATIFICATION OF PUBLIC ACCOUNTING FIRM (Proposal #2)
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
STOCKHOLDER PROPOSALS
FORM 10-K